UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2019

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103
(Address of principal executive offices) (Zip code)
(215) 231-7050
(Registrant's telephone number, including area code)

(former name or former address , if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Fourth Amended and Restated Advisory Agreement

On September 11, 2019, Resource Real Estate Opportunity REIT, Inc. (the “Company”) entered into the Fourth Amended and Restated Advisory Agreement (the “Advisory Agreement”) with Resource Real Estate Opportunity Advisor, LLC (the “Advisor”).  The Advisory Agreement has a one-year term that terminates September 10, 2020. The terms of the Advisory Agreement are identical to those of the advisory agreement that was previously in effect, except that the Advisory Agreement amends the terms upon which a disposition fee is paid to permit payment of a disposition fee upon a sale that involves the Company selling all or substantially all of its assets in one or more transactions designed to effectuate a business combination transaction.

Item 9.01. Financial Statements and Exhibits.

Ex.	Description
10.1	Fourth Amended and Restated Advisory Agreement between Resource Real Estate Opportunity REIT, Inc. and Resource Real Estate Opportunity Advisor, LLC dated September 11, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: September 13, 2019	By: /s/ Alan F. Feldman Alan F. Feldman Chief Executive Officer (Principal Executive Officer)